Exhibit 99.1

vFINANCE, INC. REPORTS RECORD REVENUES FOR FY2006
Company has improved liquidity and cash flow, strong balance sheet, no debt and strong diversified income stream

BOCA RATON, FL, April 3, 2007 - vFinance, Inc. (OTCBB: VFIN) (“VFIN”), a global financial services company specializing in growth opportunities, today reported record revenues for the fiscal year ended December 31, 2006.

Revenues for the year 2006 were $38,594,900, compared to $26,070,700 in 2005, an increase of $12,524,200, or 48%. The increase was driven by significantly higher revenue generated by increased trading profits and agency commissions derived as a result of the customer relationships acquired from the Sterling Financial Group of Companies, increased retail brokerage income due to recruitment of new brokers, more favorable trading conditions in our market making activities, and higher revenues from success fees from investment banking.

Our liquid assets of $5,600,000 as of December 31, 2006, comprised of cash and cash equivalents of $4,200,000 and marketable securities of $1,400,000, is approximately $300,000 higher than our liquid assets as of December 31, 2005. In addition, the Company’s cash flow from operating activities plus proceeds from sales of investments in securities held for sale totaled $370,900, representing an improvement of $1,044,200 compared to fiscal year 2005. This improvement in 2006 resulted from $55,600 in net cash used from operating activities for the year plus $426,500 in proceeds from sales of investments in securities held for sale, compared to net cash of $708,500 used in operating activities plus $35,200 in proceeds from sales of investments in securities held for sale in FY2005. Continuing to build out our infrastructure for further growth and invest in long term opportunities, in 2006 the Company purchased $222,700 in property and equipment and acquired for $161,900 a minority interest in a non-affiliated global consulting firm headquartered in Barcelona, Spain. vFinance has no long term debt.

The Company reported a net loss of $2,100,000 for FY2006 or ($0.04) per fully diluted share, compared to a loss of $1,000,000 or ($0.02) per fully diluted share in FY2005. The loss was due in part to non-cash expenses totaling $3,068,200 comprised of depreciation and amortization of $958,700, non-cash compensation of $448,200 from expensing stock options under SFAS No. 123R, other non-cash compensation paid in the amount of $1,400,000, and a non-cash litigation settlement expense of $261,300. In addition, the Company incurred increased compensation expenses, commission and benefit expenses, clearing and transaction costs, and occupancy and equipment costs related to increased revenues and the Sterling Financial Group acquisition.

“This has been a year of significant growth for the Company,” declared Leonard Sokolow, Chairman and CEO, vFinance, Inc. “We have steadily increased our top line by investing in infrastructure, acquisitions and our investment banking, retail and trading businesses. The acquisition of the Institutional Fixed Income and Latin American businesses of Sterling Financial Group greatly expanded our presence in both of these important markets. We now have 40 offices in the US and other parts of the world, more than 12,000 corporate, institutional and high net worth clients, and we’re a market maker in more than 3,000 stocks. In addition, our website attracts more than half a million unique visitors annually. It is a major destination for venture capitalists and private and institutional investors seeking information about high growth companies.”

Alan Levin, CFO, vFinance, Inc. stated, “In the past year, vFinance has built a well diversified income stream and a strong balance sheet that should give the Company the flexibility to grow steadily in 2007. With this foundation, we expect to improve our cash generation and overall profitability through expense reduction and increases in productivity while continuing to execute our growth strategy.”

About vFinance, Inc.

vFinance, Inc. is a global financial services company which specializes in high growth opportunities. The Company’s insight into this marketplace flows from three key activities: providing investment banking and advisory services to micro, small and mid-cap high growth companies; making markets in over 3,000 micro and small cap stocks; and offering information services on its website, a leading destination for emerging companies seeking capital and investors seeking opportunities. Due to its focus, the Company is uniquely positioned to offer alternative investments to institutional and high net worth investors seeking to outperform market indices. All investors are also offered a full range of investment options. With over 40 offices in the U.S. and other parts of the world, the Company serves more than 12,000 corporate, institutional and high-net worth clients. vFinance Investments, Inc. and EquityStation, Inc., both subsidiaries of vFinance, Inc., are broker-dealers registered with the SEC, and members of NASD and SIPC. For more information about vFinance, Inc., please visit its website at www.vfinance.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission. vFinance, Inc. assumes no obligation to update any forward-looking information in this press release.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
FOLLOW

CONTACTS:

For vFinance:
Maxine Martell
EVP and Chief Marketing Officer
vFinance, Inc.
Tel: 561-981-1077
Fax: 561-404-4174
mmartell@vfinance.com
www.vfinance.com

Investor Relations:
Stanley Wunderlich
CEO
Consulting For Strategic Growth 1, Ltd.
Tel: 800-625-2236
Fax: 212-337-8089
info@cfsg1.com
www.cfsg1.com

Media Relations:
Daniel Stepanek
EVP, Media
Consulting For Strategic Growth 1, Ltd.
Tel: 212-896-1202
Fax: 212-697-0910
dstepanek@cfsg1.com

vFINANCE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands, except per share data)

	2006	2005 (Restated and Revised)	2004 (Restated and Revised)

Commissions - agency	$20,323.7	$15,941.2	$14,571.9
Trading profits	9,606.0	4,177.4	5,156.8
Success fees	4,523.5	2,250.5	3,395.6
Other brokerage related income	3,546.0	2,837.6	2,567.5
Consulting fees	375.4	523.6	370.8
Other	220.3	340.4	437.4

Total revenues	38,594.9	26,070.7	26,500.0

Compensation, commissions and benefits	31,232.0	20,313.3	19,791.0
Clearing and transaction costs	4,337.2	2,977.2	2,239.3
General and administrative costs	3,158.8	2,332.8	2,310.2
Occupancy and equipment costs	1,166.6	743.3	475.6
Depreciation and amortization	958.7	446.3	166.1
Goodwill impairment	-	420.0	-

Total operating costs	40,853.3	27,232.9	24,982.2
Income (loss) from operations	(2,258.4)	(1,162.2)	1,517.8

Gain on forgiveness of debt	-	-	1,500.0
Interest income	85.3	82.6	35.1
Interest expense	(59.7)	(30.7)	(394.4)
Dividend income	22.5	5.9	27.3
Other income (expense), net	76.8	104.8	(231.0)

Total other income (expense)	124.9	162.6	937.0
Income (loss) before income taxes	(2,133.5)	(999.6)	2,454.8
Income tax benefit (provision)	-	-	(40.0)
Net income (loss)	$(2,133.5)	$(999.6)	$2,414.8

Net income (loss) per share: basic	$(0.04)	$(0.02)	$0.07
Weighted average number of shares outstanding: basic	48,714.8	40,049.7	33,773.3
Net income (loss) per share: diluted	$(0.04)	$(0.02)	$0.07
Weighted average number of shares outstanding: diluted	48,714.8	40,049.7	35,840.2